Exhibit 4(k)

AMERICAN EXPRESS CREDIT CORPORATION

AND

(Name of Warrant Agent),
as Warrant Agent

WARRANT AGREEMENT

Dated as of           , 20

TABLE OF CONTENTS
(continued)

Page

Exhibit A – Form of Warrant Certificate

WARRANT AGREEMENT1

          THIS AGREEMENT dated as of                    , 20  , between AMERICAN EXPRESS CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”) and (Name of Warrant Agent), a trust company duly organized and existing under the laws of the (Jurisdiction of Organization), as Warrant Agent (the “Warrant Agent”),

W I T N E S S E T H:

          WHEREAS, the Company has entered into an Indenture dated as of September 1, 1987, between the Company and Security Pacific National Trust Company (New York), a duly organized and existing national banking association, as trustee (the “Trustee”), (as supplemented from time to time) pursuant to which the Company proposes to issue a series of its debt securities in the principal amount of $           to be known as its                     ((the “Debt Securities”)) as ($          in principal amount of its                     ) (the “Warrant Debt Securities”), to be issued upon the exercise of the Warrants provided for herein; and

          WHEREAS, the Company proposes to sell (the Debt Securities with) warrant certificates evidencing one or more warrants (the “Warrants” or, individually, a “Warrant”) representing the right to purchase the Warrant Debt Securities (such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the “Warrant Certificates”); and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, (transfer,) exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, (transferred,) exercised and replaced;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY OF
WARRANT CERTIFICATES

          SECTION 1.01. Issuance of Warrants. Warrants shall be designated as set forth in the Warrant Certificate therefor (and shall be issued initially in connection with the issuance of the Debt Securities). (The Warrants shall (not) be separately transferable (only after                     (the “Detachable Date”))). Each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase Warrant Debt Securities in the principal amount of ($          ). (Warrant Certificates shall be issued initially (in units) with the Debt

[1]

Complete or modify the provisions of this form of Warrant Agreement as appropriate to reflect the terms of the Warrants and offered Warrant Debt Securities. Monetary amounts may be in U.S. dollars or foreign denominated currencies or composite currencies such as euro.

Securities, and each Warrant Certificate (included in such unit) shall evidence initially          Warrants for each ($          ) principal amount of Debt Securities.)

          SECTION 1.02. Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated as of the date of original issuance thereof and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrant Certificates may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its Chairman, President (insert titles of other appropriate officers) or any vice president and under its corporate seal attested by its secretary or any assistant secretary. Such signatures may be manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          No Warrant Certificate shall be valid or may be exercised until it has been countersigned by the manual signature of the Warrant Agent. Such signature of the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly delivered hereunder.

          In case at any time the name of the Warrant Agent shall be changed (including by operation of Section 5.03(e)) and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

          If any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

          SECTION 1.03. Issuance of Warrant Certificates; Temporary Warrant Certificates. Warrant Certificates relating to Warrants to purchase an aggregate principal amount not exceeding ($          ) of Warrant Debt Securities (except as provided in Sections 1.04 and 3.02) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to ($          ) aggregate principal

amount of Warrant Debt Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued upon registration of transfer or in exchange or substitution for one or more previously countersigned Warrant Certificates, as hereinafter provided.

          Pending the preparation of definitive Warrant Certificates, the Company may execute and the Warrant Agent shall countersign and deliver temporary Warrant Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Warrant Agent). Temporary Warrant Certificates shall be issuable substantially in the form of the definitive Warrant Certificates but with such omissions, insertions and variations as may be appropriate for temporary Warrant Certificates, all as may be determined by the Company with the concurrence of the Warrant Agent. Temporary Warrant Certificates may contain such reference to any provision of this Warrant Agreement as may be appropriate. Every temporary Warrant Certificate shall be executed by the Company and shall be countersigned by the Warrant Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Warrant Certificates. Without unreasonable delay, the Company shall execute and shall furnish definitive Warrant Certificates and thereupon temporary Warrant Certificates may be surrendered in exchange therefor without charge pursuant to Section 1.04, and the Warrant Agent shall countersign and deliver in exchange for such temporary Warrant Certificates a like aggregate principal amount of definitive Warrant Certificates of authorized denominations. Until so exchanged, the temporary Warrant Certificates shall be entitled to the same benefits under this Warrant Agreement as definitive Warrant Certificates.

          SECTION 1.04. Registration, Transfer and Exchange. (Prior to the Detachable Date, a Warrant Certificate may be exchanged or transferred only together with the Debt Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Debt Security. Prior to the Detachable Date, each transfer of the Debt Security on the register of the Debt Securities shall operate also to transfer the related Warrant Certificates.)

          The Company shall keep at the office of the Warrant Agent specified in Section 2.03 a register or registers in which (after the Detachable Date), subject to such reasonable regulations as it may prescribe, it shall register, and shall register the transfer of, Warrant Certificates as in this Section provided. Such register shall be in written form in the English Language or in any other form capable of being converted into such form within a reasonable time.

          (After the Detachable Date, upon) (Upon) due presentation for registration of transfer of any Warrant Certificates at the office of the Warrant Agent specified in Section 2.03, the Company shall execute and the Warrant Agent shall countersign and deliver in the name of the transferee or transferees a new Warrant Certificate or Warrant Certificates of the same tenor and for a like number of Warrants.

          (After the Detachable Date,) (Any) Warrant Certificates may be exchanged for Warrant Certificates representing a like number of Warrants. A Warrant Certificate or Warrant Certificates to be exchanged (after the Detachable Date) shall be surrendered at the office of the Warrant Agent specified in Section 2.03, and the Company shall execute and the Warrant Agent shall countersign and deliver in exchange therefor the Warrant Certificate or Warrant Certificates which the holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

          The Company, the Warrant Agent and any other person may deem and treat the registered holder thereof as the absolute owner of any Warrant Certificate (notwithstanding any notation of ownership or other writing thereon) for the purpose of the exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent nor any other person shall be affected by any notice to the contrary.

          All Warrant Certificates presented for registration of transfer or exchange, or on exercise, shall (if so required by the Company or the Warrant Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the holder or his attorney duly authorized in writing.

          The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Warrant Certificates. No service charge shall be made for any such transaction.

          All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be valid obligations of the Company, evidencing the same rights, and entitled to the same benefits under this Warrant Agreement, as the Warrant Certificates surrendered upon such registration of transfer or exchange.

          SECTION 1.05. Definition of Holder. “Holder” or “Warrant holder” or other similar term means (, prior to the Detachable Date, the registered owner of the Debt Security to which such Warrant Certificate was initially attached and thereafter) the registered holder of any Warrant Certificate. (Prior to the Detachable Date, the Company will, or will cause the registrar of the Debt Securities to, make available at all times to the Warrant Agent such information as to holders of the Debt Securities with Warrants as may be necessary to keep the Warrant Agent’s records up to date.)

ARITCLE II

WARRANT EXERCISE PRICE, DURATION AND
EXERCISE OF WARRANTS

          SECTION 2.01. Warrant Exercise Price. Each Warrant entitles the holder of the Warrant Certificate therefor to purchase from the Company ($          ) principal amount of Warrant Debt Securities at a purchase price of ($          ) (insert other terms if applicable) (the “Exercise Price”), payable as hereinafter provided.

          SECTION 2.02. Duration of Warrants. Each Warrant evidenced by a Warrant Certificate may be exercised in whole at any time, as specified herein, on or after (the date thereof) (          ) and at or before 5:00 P.M. New York time on          , (unless extended in such manner, for such period or periods and subject to, such conditions as the Company may determine), as more fully set forth in the form of Warrant Certificate set forth in Exhibit A hereto (the “Expiration Date”). Each Warrant not exercised at or before 5:00 A.M.

New York time on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall thereupon cease.

          SECTION 2.03. Exercise of Warrants.

          (a) During the period specified in Section 2.02, any whole number of Warrants, if the Warrant Certificate evidencing the same shall have been countersigned by the Warrant Agent, may be exercised by providing certain information set forth on the reverse side of the Warrant Certificate and by paying in full, in lawful money of (the United States of America) and (by bank wire transfer) in immediately available funds, the Exercise Price for each Warrant exercised, to the Warrant Agent at its principal corporate trust office, New York, New York 100; provided that such exercise is subject to receipt within five business days thereof by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Debt Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Exercise Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate within five business days thereof as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in the account of the Company maintained with it for such purpose and shall advise the Company immediately by telephone of the receipt and amount of such funds for the exercise of Warrants. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

          (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the Trustee of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Debt Securities to which such holder is entitled upon such exercise and delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and such other information as the Company or the Trustee shall reasonably request.

          (c) As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue and deliver or cause to be issued and delivered (by the Trustee), pursuant to the Indenture, to or upon the order of the holder of the Warrant Certificate evidencing such Warrant or Warrants, the Warrant Debt Securities in authorized denominations to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder and if fewer than all the Warrants evidenced by such Warrant Certificate were exercised, a new Warrant Certificate for the number of Warrants remaining unexercised.

          (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Debt Securities; and if any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Debt Securities until such tax or other charge shall have been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

ARTICLE III

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
OF WARRANT CERTIFICATES

          SECTION 3.01.No Rights as Holder of Warrant Debt Securities Conferred by Warrants or Warrant Certificates. No Warrant Certificate or warrant shall entitle the holder thereof to any of the rights of a holder of the Warrant Debt Securities, including, without limitation, the right to receive the payment of principal or premium, if any, or interest, if any, on the Warrant Debt Securities or to enforce any of the covenants of the Warrant Debt Securities or the Indenture.

          SECTION 3.02. Lost, Stolen, Destroyed or Mutilated Warrant Certificates. In case any Warrant Certificate shall become mutilated or be destroyed, lost or stolen, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company in the case of a mutilated Warrant Certificate shall, and in the case of a lost, stolen or destroyed Warrant Certificate may in its discretion, execute and upon a written request by the Company, signed in the name of the Company by its Chairman of the Board, any one of its Vice Chairmen, its President, any one of its Vice Presidents, its Treasurer, any one of its Assistant Treasurers, its comptroller, or any one of its Assistant Comptrollers, its Secretary or any one of its Assistant Secretaries, and delivered to the Warrant Agent the Warrant Agent shall deliver a new Warrant Certificate of the same tenor and for a like number of Warrants. In every case the applicant for a substituted Warrant Certificate shall surrender the Warrant Certificate to the Warrant Agent, if mutilated, and shall furnish to the Company and to the Warrant Agent such security and indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Warrant Agent evidence to their satisfaction of the destruction, loss or theft of such Warrant Certificate and of the ownership thereof. Upon the issuance of any new Warrant Certificate under this Section 3.02, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substituted Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to be the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. All Warrant Certificates shall be held and owned upon the express condition that the provisions of this Section 3.02 are exclusive with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Certificates and shall preclude (to the extent permitted by law) any and all other rights or remedies with respect to the replacement of lost, stolen, destroyed or mutilated securities without their surrender.

          SECTION 3.03. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the Trustee, the holder of any Warrant Debt Security or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise in respect of his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

ARITCLE IV

HOLDERS OF WARRANT CERTIFICATES; CANCELLATION

          SECTION 4.01. Treatment of the Holders of Warrant Certificates. The Company, the Warrant Agent and all other persons may deem and treat the person in whose name any Warrant Certificate shall be registered upon the register maintained by the Warrant Agent pursuant to Section 1.04 (or by the registrar of the Debt Securities prior to the Detachable Date) as the absolute owner of such Warrant Certificate (notwithstanding any notation of ownership or other writing thereon) for the purpose of the exercise thereof and for all other purposes and as the person entitled to exercise the rights represented by the Warrants evidenced thereby; and neither the Company not the Warrant Agent (nor the registrar of the Debt Securities) nor any other person shall be affected by any notice to the contrary.

          SECTION 4.02. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange or exercise of the Warrants evidenced thereby shall, if surrendered to the Company (after the Detachable Date), be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall from time to time destroy the cancelled Warrant Certificates and furnish to the Company a certificate evidencing such destruction.

ARTICLE V

CONCERNING THE WARRANT AGENT

          SECTION 5.01. Warrant Agent. The Company hereby appoints (Name of Warrant Agent) as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions set forth herein and in the Warrant Certificates; and hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

          SECTION 5.02. Conditions of Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

          (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant

Agent hereunder, as well as the costs and expenses of defending against any claim of liability in the premises.

          (b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

          (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

          (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrant Certificates, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Debt Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

          (f) No Liability for Interest. The Warrant Agent shall not have any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(g) No Liability for Invalidity. The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Warrant Certificates.

          (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates contained (except as to the Warrant Agent’s countersignature thereon), all of which are made solely by the Company.

          (i) No Implied Obligations. The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth but no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of sale of the Warrant Certificates or the proceeds received upon exercise of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02, to make any demand upon the Company.

          SECTION 5.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

          (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall not be less than three months after the date on which such notice is given unless the Company agrees to accept less notice. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

          (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

          (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all moneys, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

          (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          SECTION 5.04. Payment of Taxes. The Company will pay all stamp and other taxes, if any, to which, under the laws of the United States of America, this Agreement or the original issuance of the Warrant Certificates may be subject.

ARTICLE VI

MISCELLANEOUS

          SECTION 6.01. Amendment. This Agreement may be amended or supplemented by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or in regard to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable, provided such action shall not adversely affect the interests of the holders of the Warrant Certificates.

          SECTION 6.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

          SECTION 6.03. Addresses. Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to the corporate trust office of the Warrant Agent which office, at the date hereof, is located at                       , Attention: (Corporate Trust Department), and any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to American Express Credit Corporation, 301 North Walnut Street, Wilmington, Delaware 19801, Attention:                    (or such other address as shall be specified in writing by the Warrant Agent or by the Company, respectively).

          SECTION 6.04. New York Law to Govern. This Agreement and each Warrant Certificate shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

          SECTION 6.05. Delivery of Prospectus. To the extent required by law, the Company will furnish to the Warrant Agent sufficient copies of a prospectus and any necessary prospectus supplement relating to the Warrant Debt Securities deliverable upon exercise of Warrant Certificates (collectively the “Prospectus”) and the Warrant Agent agrees that upon the exercise of any Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the Warrant Debt Securities issued upon such exercise, a Prospectus.

          SECTION 6.06. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and, to the extent reasonably practicable. keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrant Debt Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

          SECTION 6.07. Persons Having Rights under Warrant Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and holders of the Warrant Certificates.

          SECTION 6.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          SECTION 6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 6.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. (The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.)

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

(Corporate Seal)	AMERICAN EXPRESS CREDIT CORPORATION

By

Attest:	(Title)

(Title)
(Name of Warrant Agent)
(Corporate Seal)
By

(Title)
Attest:

(Title)

EXHIBIT A
(Form of Warrant Certificate)

VALID ONLY IF COUNTERSIGNED BY THE WARRANT AGENT AS
PROVIDED HEREIN.

No. W-

Warrant Certificate Representing (         ) Warrants
to Purchase

(Title of Security)

OF

AMERICAN EXPRESS CREDIT CORPORATION

as described herein

PURCHASE WARRANT

FOR (TITLE OF SECURITY) VOID AFTER THE CLOSE OF BUSINESS ON           , 20, UNLESS EXTENDED

          This certifies that (name of registered holder) is the owner of the above indicated number of Warrants, each Warrant entitling such holder to purchase, at any time (after                                        and) on or before 5:00 P.M. New York time on                                , 20, unless such expiration date shall be extended as provided herein, ($                  ) principal amount of (Title of Security) (the “Warrant Debt Securities”) of AMERICAN EXPRESS CREDIT CORPORATION, a Delaware corporation (the “Company”), issued and to be issued under the Indenture (as hereinafter defined), on the following basis: Each Warrant evidenced hereby entitles the holder hereof to purchase from the Company ($                 ) principal amount of Warrant Debt Securities (at a price of ($                )1 (together with interest accrued on the Warrant Debt Securities (calculated on the basis of a 360 day year comprising 12 30-day months) from                    ) (the “Exercise Price”)) (insert other terms if applicable) payable as hereinafter provided. The registered owner may exercise (all or any part of) the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, in lawful money of (the United States of America) and (by bank wire transfer) in immediately available funds, the Exercise Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate within five business days thereof, with the form of election to purchase on the back hereof properly completed and duly executed, at the principal corporate trust office of (Name of Warrant Agent), or its successor as warrant agent (the “Warrant Agent”) (currently at the address specified on the reverse hereof), and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

[1]	Monetary amounts may be in U.S. dollars or foreign denominated currencies or composite currencies such as euro.

          This Warrant Certificate may be exercised, in whole or in part, to purchase Warrant Debt Securities in registered form in denominations of ($          ) and any integral multiples thereof. Upon any partial exercise of this Warrant Certificate there shall be issued to the holder hereof a new Warrant Certificate with respect to the number of Warrants as to which this Warrant Certificate was not exercised.

          (The expiration date of the Warrants evidenced hereby may be extended by the Company by          .)

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of          , 20 (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent (and at          ).

          The Warrant Debt Securities to be issued and delivered upon the exercise of this Warrant Certificate will be issued under and in accordance with an Indenture dated as of September 1, 1987 between the Company and Security Pacific National Trust Company (New York), as Trustee, (as supplemented from time to time ((herein collectively) the “Indenture”) pursuant to which the Company has designated          , as Trustee for the Warrant Debt Securities (with any successor or successors as such trustee being hereinafter referred to as the “Trustee”) and will be subject to the terms and provisions contained in the Warrant Debt Securities and in the Indenture. Copies of the Indenture, including the form of the Warrant Debt Securities, are on file at the principal corporate trust office of the Trustee (and at          ).

          (Prior to          , 20 , this Warrant Certificate may be exchanged or transferred only together with the (Title of Debt Securities) (the “Debt Securities”) to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer. After such date, this) (Transfer of this) Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement. The Company, the Warrant Agent and any other person may deem and treat the person in whose name this Warrant Certificate is registered upon the register maintained by the Warrant Agent (or by the registrar of the Debt Securities prior to          , 20      ) as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon), for the purpose of the exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent (nor the registrar of the Debt Securities) nor any other person shall be affected by any notice to the contrary.)

          (Except as provided in the immediately preceding paragraph, after) (After) countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be (registered for transfer or) exchanged at the principal corporate trust office of the Warrant Agent for Warrant Certificates representing the same aggregate number of Warrants.

          This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Debt Securities, including, without limitation, the right to receive payments of principal of or premium, if any, and interest, if any, on the Warrant Debt Securities or to enforce any of the covenants of the Warrant Debt Securities or the Indenture. This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

          Dated as of                                   , 20.

AMERICAN EXPRESS CREDIT CORPORATION

By

(Title)
(Corporate Seal)

Attest:

(Title)

Countersigned:

(Name of Warrant Agent), as Warrant Agent

By

Authorized Signature

(Reverse of Warrant Certificate)

Instructions for Exercise of Warrant

          To exercise the Warrants represented hereby, the Warrantholder should pay, in full, in lawful money of (the United States of America) and (by bank wire transfer) in immediately available funds, the Exercise Price for Warrants exercised to (the Warrant Agent) (to the order of American Express Credit Corporation, c/o (Name of Warrant Agent, for credit to Account No.          ,) with instructions specifying the name of the Warrantholder and the number of Warrants exercised by such Warrantholder. In addition, the Warrantholder should complete the information required below and mail this Warrant Certificate by registered mail or deliver this Warrant Certificate by hand to the Warrant Agent at the address set forth below. This Warrant Certificate, properly completed and duly executed, must be received by the Warrant Agent within five business days of any such payment before any Warrant Debt Securities subject hereto will be issued.

Election to Purchase
(To be executed upon exercise of Warrant)

          The undersigned hereby irrevocably elects to exercise Warrants, represented by the within Warrant Certificate, to purchase ($          ) principal amount of the (Title of Securities) (the “Warrant Debt Securities”) of American Express Credit Corporation and, represents that the undersigned has tendered payment for such Warrant Debt Securities (by bank wire transfer) in immediately available funds to (the Warrant Agent) to the order of American Express Credit Corporation, c/o (Name of Warrant Agent, for credit to Account No.          ,) in the amount of ($          ) in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Debt Securities be in fully registered form, in the authorized denominations, (registered in such names) and delivered, all as specified in accordance with the instructions set forth below.

          If said principal amount of Warrant Debt Securities is less than all the Warrant Debt Securities purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instruction below.

Dated:
Name:

(Please Print)

(Insert Social Security or Taxpayer Identification Number)
Address

Signature (Must conform exactly to name of registered owner)

This Warrant may be exercised at the following address:

By hand at

By mail to

Attention:

          Instructions as to form and delivery of Warrant Debt Securities and/or Warrant Certificates (if other than as indicated above):

(Form of Assignment for Registered Warrants)

(To be executed by the Registered Holder
in order to transfer Warrants)

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or Taxpayer Identification Number of Assignee)

(Please print or typewrite name and address of Assignee)

___________________________________________Warrants represented by this Warrant Certificate, and does hereby irrevocably constitute and appoint ______________, Attorney to transfer such warrants on the books of the Issuer, with full power of substitution in the premises.

Dated:	Name:

(Please Print)

Address

Signature

(Must conform exactly to name of registered owner)

Signature Guaranteed: